UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2016

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Earlier this month, Anthony Noto was appointed Chief Operating Officer of Twitter, Inc. (“Twitter”) and will continue as Chief Financial Officer until a successor is found.  As Chief Operating Officer, Mr. Noto will continue to lead the live content business and assume responsibility for Twitter’s revenue-generating organizations as well as global partnerships and business development and other functions.

In conjunction with Mr. Noto’s new role and additional responsibilities, on November 21, 2016, the Compensation Committee (the “Committee”) of Twitter’s Board of Directors (the “Board”) awarded Mr. Noto 940,000 restricted stock units (“RSUs”) and 325,000 performance-based restricted stock units (“PRSUs”) with a total compensation target of $12 million per year, in each case subject to the terms of Twitter’s 2013 Equity Incentive Plan.  The RSUs will vest over a period of four years, subject to Mr. Noto’s continued service through each vesting date, as follows: 50,000 RSUs will vest on each of February 1, May 1, August 1 and November 1, 2017; 53,750 RSUs will vest on each of February 1, May 1, August 1 and November 1, 2018; 50,000 RSUs will vest on each of February 1, May 1, August 1 and November 1, 2019; and 81,250 RSUs will vest on each of February 1, May 1, August 1 and November 1, 2020.

The PRSUs will be eligible to vest based upon Twitter’s achievement of certain performance targets over pre-determined performance periods.  The Board or the Committee will set the performance targets and the performance periods prior to the end of the first quarter of each period, as applicable, and will assess achievement against those performance targets in the first quarter after the end of the performance periods.  Assuming the achievement of target-level performance and subject to Mr. Noto’s continued service through each vesting date, 35,000 PRSUs, 90,000 PRSUs and 200,000 PRSUs may vest for performance in the fiscal years ending December 31, 2017, 2018 and 2019, respectively.  As with other executive officers, the Committee has phased in the PRSUs so that by 2019 at least 50% of Mr. Noto’s equity compensation is comprised of performance-based awards.

In order to align the terms with other executives, the Committee also approved an amendment to Mr. Noto’s Change of Control and Involuntary Termination Protection Policy Participation Agreement (the “Agreement”) to increase the lump sum severance payment from 50% of his annual base salary to 100% of his annual base salary in the event that Mr. Noto is involuntarily terminated for any reason (including by him for good reason) other than cause, death or disability, each as defined in the Agreement and not in the context of a change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  November 23, 2016